As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5245912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Provention Bio, Inc.

P.O. Box 666

Oldwick, New Jersey 08858

Telephone: (908) 336-0360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ashleigh Palmer

Chief Executive Officer

P.O. Box 666

Oldwick, New Jersey 08858

Telephone: (908) 336-0360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:	[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	[ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.	[ ]

Large accelerated filer:	[ ]	Accelerated filer:	[ ]

Non-accelerated filer:	[X]	Smaller reporting company:	[X]

		Emerging growth company:	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1) (2)	Proposed maximum offering price per unit(1) (2)	Proposed maximum aggregate offering price(1) (2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share(3)
Preferred Stock, par value $0.0001 per share(4)
Warrants(5)
Debt Securities(6)
Subscription Rights(7)
Units(8)
TOTAL:			$200,000,000	$24,240

(1)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement may be sold separately, together or as units with other securities registered under this registration statement.

(2)	The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Subject to note (1), this registration statement covers such an indeterminate amount of common stock (with accompanying purchase rights, if any) as may be sold, from time to time, at indeterminate prices, by the registrant and such indeterminate number of shares of common stock as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock.

(4)	Subject to note (1), this registration statement covers such an indeterminate number of shares of preferred stock (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock (with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.

(5)	Subject to note (1), this registration statement covers such an indeterminate amount and number of warrants (including subscription rights) representing rights to purchase common stock, preferred stock and debt securities registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)	Subject to note (1), this registration statement covers such an indeterminate amount of debt securities as may be sold from time to time at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.

(7)	Subject to note (1), this registration statement covers such an indeterminate amount and number of subscription rights, representing rights to purchase common stock, preferred stock, warrants and debt securities registered under this registration statement, as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock, preferred stock and warrants (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of subscription rights, and (ii) as may be required for delivery upon exercise of any subscription rights as a result of anti-dilution provisions.

(8)	Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

● a base prospectus which covers the offering, issuance and sale by the registrant in one or more offerings of up to a maximum aggregate offering price of $200,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, subscription rights and/or units; and

● a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock that may be issued and sold under a sales agreement, or the Sales Agreement, that the registrant has entered into with SVB Leerink LLC and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 2, 2019

PROSPECTUS

Provention Bio, Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we are offering will not exceed $200,000,000. We will offer the securities in an amount and on terms to be set forth in one or more supplements to this prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “PRVB.” The last reported sale price for our common stock on July 31, 2019 as quoted on the Nasdaq Capital Market was $10.56 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 4 before buying our securities.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,              2019

Provention Bio, Inc. is referred to herein as “Provention,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise. This prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

We are a clinical stage biopharmaceutical company, focused on the development and commercialization of novel therapeutics and innovative approaches aimed at intercepting and preventing immune-mediated diseases. We are leveraging a transformational drug development strategy that sources, repositions and advances potential therapeutic candidates that in most instances have undergone previous clinical testing but may have been underdeveloped or deprioritized because of insufficient clinical trial efficacy (i.e., a benefit in endpoints relevant for the disease or condition under study as compared to placebo) or for strategic reasons. Importantly, these product candidates not only appear to have been well-tolerated but have demonstrated proof-of-mechanism (i.e., evidence that the experimental drug has the intended biologic effect in its target and/or pathway) by preventing or intercepting potentially clinically relevant immunopathologic pathways. These characteristics exemplify the profile against which therapeutic candidates are evaluated for strategic refocusing or advancement to the next stage of clinical development. In this context, we are creating a diverse portfolio of innovative solutions targeting opportunities focused on intercepting and preventing immune-mediated disease.

Our mission is to in-license, transform and develop clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune and inflammatory diseases, including: celiac disease, type 1 diabetes, or T1D, Crohn’s disease, or CD, and lupus. Our current development pipeline consists of a Phase 3 product candidate for the interception and possible delay or prevention of T1D, a Phase 2 product candidate for celiac disease, a Phase 2 product candidate for CD, a Phase 1 product candidate for systemic lupus erythematosus, or SLE, and a preclinical candidate that we expect to submit a Clinical Trial Application, or CTA, in 2020 and that we intend to develop for acute coxsackie B virus, also referred to as coxsackie virus B or CVB, infection and the potential prevention or delay in onset of T1D. All of these programs have been selected and acquired or in-licensed because of their therapeutic potential to interrupt, delay, reverse or prevent the onset or progression of life-threatening or debilitating immune-mediated disease.

We preferentially source, reposition, transform and advance underdeveloped or deprioritized clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the interception and prevention of immune-mediated disease. Our “predict” and “pre-empt” therapeutic approach focuses on identifying at-risk patients and intervening before the targeted disease begins, re-appears, exacerbates or progresses. We believe our experience and expertise in translational medicine, immunology, and the design and execution of rapid go/no-go clinical trials makes us unique in the field of immune-mediated disease.

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We have access to relevant in-licensing opportunities from industry-leading pharmaceutical companies; innovative, development-stage biotechnology companies; and world-renowned academic centers. To date, we have obtained exclusive worldwide rights to an enterovirus vaccine platform, targeting the prevention of CVB infections and T1D onset, from Vactech Ltd., a Finnish biotechnology company; one clinical-stage product candidate from an affiliated entity of Janssen Pharmaceuticals, Inc., or Janssen, a small molecule targeting an upstream pathological mechanism believed to drive CD; two product candidates from MacroGenics, Inc., a Phase 3 clinical-stage product candidate for the interception and possible delay or prevention of T1D and a Phase 1 clinical-stage product candidate for the potential treatment of SLE; and a Phase 2 clinical-stage product candidate from Amgen, Inc., or Amgen, targeting celiac disease.

Focus and Pipeline

Inflammation is a natural consequence of most infections as it is the immune system’s first response to invading pathogens in the event of injury or acute illness. Most of the time, this response is beneficial and well-controlled; helping to repair tissue damage and clear pathogens from the body. In addition to directly damaging tissues and organs, an infection can sometimes result in the excessive release of toxic immune mediators leading to a potentially life-threatening acute pathological immune response. When patients have the requisite genetic predisposition, infections can also trigger chronic autoimmune responses that persist and progress long after the original insult has subsided. These sustained pathological responses have been linked to an increased susceptibility to chronic debilitating and potentially life threatening diseases like inflammatory bowel disease, diabetes, cancer, and certain neurological disorders.

Our “predict” and “preempt” therapeutic approach is to intercept the underlying pathological immune and inflammatory responses in susceptible individuals. Our pipeline includes:

●

PRV-031: a humanized, anti-CD3 mAb for the interception of T1D in pediatric patients with newly-diagnosed T1D and, potentially, for delaying and/or preventing disease progression in subjects at risk of developing T1D, which has been designated by the U.S. Food and Drug Administration, or FDA, as orphan drug for the treatment of newly-diagnosed T1D;

●	PRV-015: a human anti-interleukin 15, or IL-15, mAb for the treatment of gluten-free diet non-responsive celiac disease, or NRCD, intercepting the effects of contaminating gluten in the most common autoimmune disorder without any approved medication (celiac disease);
●	PRV-6527: an oral small molecule CSF-1R inhibitor targeting the differentiation and activation of antigen-presenting cells, or APCs, to prevent chronic inflammatory responses and progression or relapse in CD;
●	PRV-3279: a humanized bispecific scaffold molecule targeting the B-cell surface proteins, CD32B and CD79B, for the treatment of SLE and for the prevention of immunogenicity biotherapeutics such as gene therapy;
●	PRV-101: a CVB vaccine to prevent acute CVB infections and, in those patients at risk, preventing the CVB-triggered autoimmune damage to pancreatic beta cells that progresses to T1D and T1D-associated celiac disease; and

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Our Risks

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus and in the documents incorporated into this prospectus by reference prior to investing in our common stock. These risks are discussed more fully in the section titled “Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2018, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. These risks and uncertainties include, but are not limited to, the following:

●	We are a clinical stage biopharmaceutical company with a limited operating history;

●	We have incurred substantial operating losses in each year since our inception and expect to continue to incur substantial losses for the foreseeable future and we may never become profitable or, if achieved, be able to sustain profitability;

●	There is substantial doubt regarding our ability to continue as a going concern;

●	We need to raise additional capital;

●	We have limited product candidates and may not be able to acquire additional product candidates in the future;

●	Although we may pursue expedited regulatory approval pathways for a product candidate, it may not qualify for expedited development or, if it does qualify, expedited development may not actually lead to a faster development or regulatory review or approval process;

●	We may be unable to obtain or maintain governmental approvals to market our product candidates in the United States, European Union, or in other jurisdictions;

●	Even if we receive regulatory approval for any of our product candidates, we may not be able to successfully commercialize any approved products and the revenue that we generate from sales, if any, may be limited;

●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and the results of earlier studies and trials may not be predictive of future trial results;

●	We depend on rights to certain pharmaceutical compounds that have been licensed to us; we do not control these pharmaceutical compounds and any loss of our rights to them could prevent us from selling our products;

●	We may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; and

●	If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will be an “emerging growth company” until the earlier of (i) December 31, 2023, the last day of the fiscal year following the fifth anniversary of our July 2018 initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We intend to take advantage of these reporting exemptions described above until we are no longer an “emerging growth company.” Under the JOBS Act, “emerging growth companies” can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Corporate Information

We are a Delaware corporation formed on October 4, 2016. We are a virtual company and maintain a mailing address at P.O. Box 666, Oldwick, NJ 08858. Our phone number is (908) 336-0360 and our web address is http://www.proventionbio.com. Information contained in or accessible through our web site is not, and should not be deemed to be, incorporated by reference in, or considered part of, this prospectus.

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RISK FACTORS

An investment in our common stock is speculative and illiquid and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the risk factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risk factors contain, in addition to historical information, forward looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward looking statements. The occurrence of any of the adverse developments described in the documents incorporated by reference could materially and adversely harm our business, financial condition, results of operations or prospects. In such event, the value of our common stock could decline, and you could lose all or a substantial portion of the money that you pay for our common stock. In addition, the risks and uncertainties discussed in the documents incorporated by reference are not the only ones we face. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could results in a complete loss of your investment. In assessing these risks and uncertainties, you should also refer to the other information contained in this prospectus (as supplemented or amended) and the documents incorporated by reference in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section of this prospectus, any accompanying prospectus supplements, in our Annual Report on Form 10-K or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, together or separately, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	subscription rights to purchase shares of common stock, preferred stock or debt securities;

●	warrants to purchase shares of common stock or preferred stock; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $200,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

●	100,000,000 shares of common stock, par value $0.0001 per share; and

●	25,000,000 shares of preferred stock, par value $0.0001 per share, of which, as of the date of this prospectus, none of which shares have been designated.

As of close of business on July 31, 2019, 39,337,282 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

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Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We currently have no plans to issue any shares of preferred stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

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Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Provisions

The provisions of Delaware law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

● prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

● upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

● subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaw Provisions

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Director Vacancies. Our Second Amended and Restated Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Stockholder Action; Special Meeting of Stockholders. Our Amended and Restated Bylaws provide that stockholders may act by written consent. However, stockholders pursuing an action by written consent will be required to comply with certain notice and record date requirements that are set forth in the General Corporation Law of the State of Delaware. A special meeting of stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting, or by request of the holders of record of at least 20% of outstanding shares of common stock. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 20% of issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction which may delay, defer or prevent a change of control, even if the transaction were in the best interests of certain of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our Amended and Restated Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

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Supermajority Voting for Amendments to Our Governing Documents. Any amendment to our Second Amended and Restated Certificate of Incorporation related to the provisions governing, among other things, the general powers of the Board of Directors, the number and election of directors, the filling of director vacancies, the ability of the Board to adopt, amend or repeal the Amended and Restated Bylaws, the ability to call special stockholder meetings, and director liability and indemnification, will require the affirmative vote of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding. Our Second Amended and Restated Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Amended and Restated Bylaws and that our stockholders may amend our Amended and Restated Bylaws only with the approval of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding.

Choice of Forum. Our Second Amended and Restated Certificate of Incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for any claim, including any derivative claim, (i) that is based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL, or any other provision of Title 8 of the Delaware Code, confers jurisdiction upon the Court of Chancery. This provision does not apply to any claims arising under the Securities Act or the Exchange Act, or any claim in which exclusive jurisdiction is vested in a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

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The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

●	the procedures and conditions relating to the exercise of the warrants;

●	the number of shares of our common or preferred stock, if any, issued with the warrants;

●	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

●	the offering price of the warrants, if any;

●	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	anti-dilution provisions of the warrants, if any;

●	call provisions of the warrants, if any; and

●	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

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Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as discounted debt securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such discounted debt securities. “Discounted debt security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

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Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

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Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

	(A)	is for relief against us in an involuntary case,

	(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

	(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

	(A)	commence a voluntary case,

	(B)	consent to the entry of an order for relief against us in an involuntary case,

	(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

	(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

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The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

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●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

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“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

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In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The balance sheets of Provention Bio, Inc. as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years ended December 31, 2018 and 2017 and for the period from October 4, 2016 (inception) through December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.proventionbio.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Provention Bio, Inc.

P.O. Box 666

Oldwick, NJ 08858

Telephone number: (908) 336-0360

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 19, 2019; and

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 8, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, May 30, 2019 and June 10, 2019 (other than the information furnished under Item 7.01 of Form 8-K); and

●	our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2019; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 22, 2018, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a apart hereof from the date of filing of such reports and documents. All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

PROSPECTUS

_________________________, 2019

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated August 2, 2019

PROSPECTUS

Up to $50,000,000

Common Stock

We have entered into a sales agreement, or Sales Agreement, with SVB Leerink LLC, or SVB Leerink, and Cantor Fitzgerald & Co., or Cantor, dated August 2, 2019 relating to shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through SVB Leerink and Cantor, acting as our agents. We refer to each of SVB Leerink and Cantor as an Agent and collectively, we refer to them herein as the Agents.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PRVB.” On July 31, 2019, the last reported sales price of our common stock on the Nasdaq Capital Market was $10.56 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific number or dollar amount of shares of our common stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See the section titled “Plan of Distribution” on page 14 of this prospectus.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SVB Leerink                                                        Cantor

The date of this prospectus is                     , 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific terms of this offering of common stock. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Provention Bio, Inc. is referred to herein as “Provention,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise. This prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Company Overview

We are a clinical stage biopharmaceutical company, focused on the development and commercialization of novel therapeutics and innovative approaches aimed at intercepting and preventing immune-mediated diseases. We are leveraging a transformational drug development strategy that sources, repositions and advances potential therapeutic candidates that in most instances have undergone previous clinical testing but may have been underdeveloped or deprioritized because of insufficient clinical trial efficacy (i.e., a benefit in endpoints relevant for the disease or condition under study as compared to placebo) or for strategic reasons. Importantly, these product candidates not only appear to have been well-tolerated but have demonstrated proof-of-mechanism (i.e., evidence that the experimental drug has the intended biologic effect in its target and/or pathway) by preventing or intercepting potentially clinically relevant immunopathologic pathways. These characteristics exemplify the profile against which therapeutic candidates are evaluated for strategic refocusing or advancement to the next stage of clinical development. In this context, we are creating a diverse portfolio of innovative solutions targeting opportunities focused on intercepting and preventing immune-mediated disease.

Our mission is to in-license, transform and develop clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune and inflammatory diseases, including: celiac disease, type 1 diabetes, or T1D, Crohn’s disease, or CD, and lupus. Our current development pipeline consists of a Phase 3 product candidate for the interception and possible delay or prevention of T1D, a Phase 2 product candidate for celiac disease, a Phase 2 product candidate for CD, a Phase 1 product candidate for systemic lupus erythematosus, or SLE, and a preclinical candidate that we expect to submit a Clinical Trial Application, or CTA, in 2020 and that we intend to develop for acute coxsackie B virus, also referred to as coxsackie virus B or CVB, infection and the potential prevention or delay in onset of T1D. All of these programs have been selected and acquired or in-licensed because of their therapeutic potential to interrupt, delay, reverse or prevent the onset or progression of life-threatening or debilitating immune-mediated disease.

We preferentially source, reposition, transform and advance underdeveloped or deprioritized clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the interception and prevention of immune-mediated disease. Our “predict” and “pre-empt” therapeutic approach focuses on identifying at-risk patients and intervening before the targeted disease begins, re-appears, exacerbates or progresses. We believe our experience and expertise in translational medicine, immunology, and the design and execution of rapid go/no-go clinical trials makes us unique in the field of immune-mediated disease.

We have access to relevant in-licensing opportunities from industry-leading pharmaceutical companies; innovative, development-stage biotechnology companies; and world-renowned academic centers. To date, we have obtained exclusive worldwide rights to an enterovirus vaccine platform, targeting the prevention of CVB infections and T1D onset, from Vactech Ltd., a Finnish biotechnology company; one clinical-stage product candidate from an affiliated entity of Janssen Pharmaceuticals, Inc., or Janssen, a small molecule targeting an upstream pathological mechanism believed to drive CD; two product candidates from MacroGenics, Inc., a Phase 3 clinical-stage product candidate for the interception and possible delay or prevention of T1D and a Phase 1 clinical-stage product candidate for the potential treatment of SLE; and a Phase 2 clinical-stage product candidate from Amgen, Inc., or Amgen, targeting celiac disease.

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Focus and Pipeline

Inflammation is a natural consequence of most infections as it is the immune system’s first response to invading pathogens in the event of injury or acute illness. Most of the time, this response is beneficial and well-controlled; helping to repair tissue damage and clear pathogens from the body. In addition to directly damaging tissues and organs, an infection can sometimes result in the excessive release of toxic immune mediators leading to a potentially life-threatening acute pathological immune response. When patients have the requisite genetic predisposition, infections can also trigger chronic autoimmune responses that persist and progress long after the original insult has subsided. These sustained pathological responses have been linked to an increased susceptibility to chronic debilitating and potentially life threatening diseases like inflammatory bowel disease, diabetes, cancer, and certain neurological disorders.

Our “predict” and “preempt” therapeutic approach is to intercept the underlying pathological immune and inflammatory responses in susceptible individuals. Our pipeline includes:

●

PRV-031: a humanized, anti-CD3 mAb for the interception of T1D in pediatric patients with newly-diagnosed T1D and, potentially, for delaying and/or preventing disease progression in subjects at risk of developing T1D, which has been designated by the U.S. Food and Drug Administration, or FDA, as orphan drug for the treatment of newly-diagnosed T1D;

●	PRV-015: a human anti-interleukin 15, or IL-15, mAb for the treatment of gluten-free diet non-responsive celiac disease, or NRCD, intercepting the effects of contaminating gluten in the most common autoimmune disorder without any approved medication (celiac disease);
●	PRV-6527: an oral small molecule CSF-1R inhibitor targeting the differentiation and activation of antigen-presenting cells, or APCs, to prevent chronic inflammatory responses and progression or relapse in CD;
●	PRV-3279: a humanized bispecific scaffold molecule targeting the B-cell surface proteins, CD32B and CD79B, for the treatment of SLE and for the prevention of immunogenicity biotherapeutics such as gene therapy;
●	PRV-101: a CVB vaccine to prevent acute CVB infections and, in those patients at risk, preventing the CVB-triggered autoimmune damage to pancreatic beta cells that progresses to T1D and T1D-associated celiac disease; and

Our Risks

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus and in the documents incorporated into this prospectus by reference prior to investing in our common stock. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 5 herein and in our Annual report on Form 10-K for the year ended December 31, 2018, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. These risks and uncertainties include, but are not limited to, the following:

●	We are a clinical stage biopharmaceutical company with a limited operating history;

●	We have incurred substantial operating losses in each year since our inception and expect to continue to incur substantial losses for the foreseeable future and we may never become profitable or, if achieved, be able to sustain profitability;

●	There is substantial doubt regarding our ability to continue as a going concern;

●	We need to raise additional capital;

●	We have limited product candidates and may not be able to acquire additional product candidates in the future;

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●	Although we may pursue expedited regulatory approval pathways for a product candidate, it may not qualify for expedited development or, if it does qualify, expedited development may not actually lead to a faster development or regulatory review or approval process;

●	We may be unable to obtain or maintain governmental approvals to market our product candidates in the United States, European Union, or in other jurisdictions;

●	Even if we receive regulatory approval for any of our product candidates, we may not be able to successfully commercialize any approved products and the revenue that we generate from sales, if any, may be limited;

●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and the results of earlier studies and trials may not be predictive of future trial results;

●	We depend on rights to certain pharmaceutical compounds that have been licensed to us; we do not control these pharmaceutical compounds and any loss of our rights to them could prevent us from selling our products;

●	We may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; and

●	If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will be an “emerging growth company” until the earlier of (i) December 31, 2023, the last day of the fiscal year following the fifth anniversary of our July 2018 initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We intend to take advantage of these reporting exemptions described above until we are no longer an “emerging growth company.” Under the JOBS Act, “emerging growth companies” can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Corporate Information

We are a Delaware corporation formed on October 4, 2016. We are a virtual company and maintain a mailing address at P.O. Box 666, Oldwick, NJ 08858. Our phone number is (908) 336-0360 and our web address is http://www.proventionbio.com. Information contained in or accessible through our web site is not, and should not be deemed to be, incorporated by reference in, or considered part of, this prospectus.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50.0 million.

Common stock to be outstanding after this offering	Up to 44,072,130 shares of common stock (as more fully described in the notes following this table), assuming sales of 4,734,848 shares in this offering at a public offering price of $10.56 per share, which was the closing price of our common stock on the Nasdaq Capital Market, or Nasdaq, on July 31, 2019. The actual number of shares issued will vary depending on how many shares of common stock we choose to sell and prices at which such sales occur.

Manner of offering	“At the market” offering that may be made from time to time through the Agents. See “Plan of Distribution” beginning on page 14 of this prospectus.

Use of Proceeds	We intend to use any net proceeds from this offering primarily to fund activities relating to the advancement of our product candidates, and for other general corporate purposes. See “Use of Proceeds” on page 8 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section in this prospectus and in the documents that are incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	“PRVB”

The number of shares of common stock to be outstanding after this offering is based on 39,337,282 shares of common stock outstanding on July 31, 2019 and excludes:

●	5,777,610 shares of our common stock issuable upon the exercise of outstanding stock options issued under our equity incentive plan as of July 31, 2019, with a weighted average exercise price of $6.07 per share;

●	1,124,374 additional shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan as of July 31, 2019; and

●	2,124,568 shares of our common stock issuable upon the exercise of warrants with a weighted average exercise price of $4.35 per share as of July 31, 2019.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering and our Common Stock

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

We currently intend to use the net proceeds from this offering, if any, to continue to fund the clinical development, regulatory and manufacturing activities of PRV-031, development activities for PRV-015, the completion of a Phase 2a clinical trial for PRV-6527, development activities for PRV-3279 and PRV-101and for general corporate purposes, which may include the acquisition or in-licensing of other product candidates. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page 8 of this prospectus for further information.

You may experience immediate and substantial dilution

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 4,734,848 shares are sold at a price of $10.56 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 31, 2019, for aggregate proceeds of approximately $50,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $8.25 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of March 31, 2019 after giving effect to this offering and the assumed offering price. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus entitled “Dilution” on page 9.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to an Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through such Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Agent in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for stockholders.

The market price of our common stock has been volatile and can be subject to wide fluctuations in response to various factors, some of which are beyond our control, including, the reporting of results of our clinical trials or partner-sponsored clinical trials involving our programs. These factors include those discussed in this “Risk Factors” section of this prospectus, our annual report on Form 10-K and quarterly reports on Form 10-Q and others such as:

●	our commercialization, marketing and manufacturing prospects;
●	our intentions and our ability to establish collaborations and/or partnerships;
●	the timing or likelihood of regulatory filings and approvals;
●	our development, commercialization, marketing and manufacturing capabilities;
●	our expectations regarding the potential market size and the size of the patient populations for our product candidates;
●	the implementation of our business model and strategic plans for our business and technology;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, along with any product modifications and improvements;
●	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;
●	our financial performance; and
●	developments and projections relating to our competitors and our industry, including competing therapies and procedures.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the market price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our lack of operating history;
●	the expectation that we will incur operating losses for the foreseeable future;
●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;
●	our dependence on our product candidates, which are still in preclinical or early stages of clinical development;
●	our ability, or that of our third-party manufacturers, to manufacture GMP batches of our product candidates as required for pre-clinical and clinical trials and, subsequently, our ability to manufacture commercial quantities of our product candidates;
●	our ability to attract and retain key executives and medical and scientific personnel;
●	our ability to successfully complete required clinical trials for our product candidates and obtain approval from the FDA or other regulatory agencies in different jurisdictions;
●	our lack of a sales and marketing organization and our ability to commercialize our product candidates if we obtain regulatory approval;
●	our dependence on third-parties to manufacture our product candidates;
●	our reliance on third-party CROs to conduct our clinical trials;
●	our ability to maintain or protect the validity of our licensed patents and other intellectual property;
●	our ability to internally develop new inventions and intellectual property;
●	our ability to compete within the market for our product candidates, if approved;
●	interpretations of current laws and the passages of future laws;
●	acceptance of our business model by investors;
●	our anticipated use of proceeds from this offering;
●	the accuracy of our estimates regarding expenses and capital requirements; and
●	our ability to adequately support organizational and business growth.

Forward-looking statements may also concern our expectations relating to our affiliates. We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the information incorporated herein.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated herein, particularly in “Risk Factors,” that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus, the documents that we incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and the documents that we have filed as exhibits to our filings with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.

We intend to use any net proceeds from this offering primarily to fund activities relating to the advancement of our product candidates, and for other general corporate purposes. General corporate purposes may include research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, potential strategic acquisitions of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, working capital and capital expenditures. Although we may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and our as adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our historical net tangible book value as of March 31, 2019 was approximately $48.9 million, or $1.31 per share. Net tangible book value per share after this offering gives effect to the sale of $50.0 million of common stock in this offering at an assumed offering price of $10.56 per share, which was the closing price of our common stock as reported on Nasdaq on July 31, 2019, after deducting offering commissions and estimated expenses payable by us. Our adjusted net tangible book value as of March 31, 2019, after giving effect to this offering as described above, would have been approximately $97.3 million, or $2.31 per share of common stock. This represents an immediate increase in net tangible book value of $1.00 per share to existing stockholders and an immediate dilution of $8.25 per share to new investors purchasing our common stock in this offering at the assumed offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates the per share dilution:

Assumed offering price per share		$10.56
Net tangible book value per share as of March 31, 2019	$1.31
Increase in net tangible book value per share attributable to new investors attributable to this offering	$1.00

As adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering		$2.31

Dilution in net tangible book value per share to new investors participating in this offering		$8.25

The table above assumes for illustrative purposes that an aggregate of 4,734,848 shares of our common stock are sold at a price of $10.56 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on July 31, 2019, for aggregate gross proceeds of approximately $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.56 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $50,000,000 is sold at that price, would result in an increase to our adjusted net tangible book value per share after the offering to $2.33 and an increase in the dilution in net tangible book value per share to new investors in this offering to $9.23, after deducting commissions payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $10.56 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $50,000,000 is sold at that price, would result in a decrease to our adjusted net tangible book value per share after the offering to $2.28 and a decrease in the dilution in net tangible book value per share to new investors in this offering to $7.28, after deducting commissions payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The above discussion and table are based on 37,361,562 shares of our common stock outstanding as of March 31, 2019 and excludes, as of that date:

●	3,975,099 shares of our common stock issuable upon the exercise of outstanding stock options issued under our equity incentive plan as of March 31, 2019, with a weighted average exercise price of $2.78 per share;

●	2,935,218 additional shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan as of March 31, 2019; and

●	4,588,384 shares of our common stock issuable upon the exercise of warrants with a weighted average exercise price of $3.37 per share as of March 31, 2019.

To the extent that options or warrants are exercised, new options are issued under our 2017 Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of:

●	100,000,000 shares of common stock, par value $0.0001 per share; and

●	25,000,000 shares of preferred stock, par value $0.0001 per share, of which, as of the date of this prospectus, none of which shares have been designated.

As of close of business on July 31, 2019, 39,337,282 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited. The transfer agent and registrar’s address is P.O. Box 43078, Providence, RI 02940.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We currently have no plans to issue any shares of preferred stock.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Provisions

The provisions of Delaware law, our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

● prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

● upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

● subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaw Provisions

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

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Cumulative Voting. Our Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Director Vacancies. Our Second Amended and Restated Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Stockholder Action; Special Meeting of Stockholders. Our Amended and Restated Bylaws provide that stockholders may act by written consent. However, stockholders pursuing an action by written consent will be required to comply with certain notice and record date requirements that are set forth in the General Corporation Law of the State of Delaware. A special meeting of stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting, or by request of the holders of record of at least 20% of outstanding shares of common stock. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 20% of issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction which may delay, defer or prevent a change of control, even if the transaction were in the best interests of certain of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our Amended and Restated Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents. Any amendment to our Second Amended and Restated Certificate of Incorporation related to the provisions governing, among other things, the general powers of the Board of Directors, the number and election of directors, the filling of director vacancies, the ability of the Board to adopt, amend or repeal the Amended and Restated Bylaws, the ability to call special stockholder meetings, and director liability and indemnification, will require the affirmative vote of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding. Our Second Amended and Restated Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Amended and Restated Bylaws and that our stockholders may amend our Amended and Restated Bylaws only with the approval of at least 66 2/3% of the voting power of all shares of our capital stock then outstanding.

Choice of Forum. Our Second Amended and Restated Certificate of Incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for any claim, including any derivative claim, (i) that is based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL, or any other provision of Title 8 of the Delaware Code, confers jurisdiction upon the Court of Chancery. This provision does not apply to any claims arising under the Securities Act or the Exchange Act, or any claim in which exclusive jurisdiction is vested in a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

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Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with SVB Leerink and Cantor, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time through SVB Leerink and Cantor acting as agents. The Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock, or to or through a market maker. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel, in an amount not to exceed $50,000, plus an additional amount not to exceed $10,000 in connection with any filings made with the Financial Industry Regulatory Agency, Inc., or FINRA. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the Agents in connection with this offering. We estimate that the total expenses for the offering, excluding discounts and commissions payable to the Agents under the terms of the Sales Agreement, will be approximately $165,000.

Each Agent will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Capital Market after each trading day on which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number or amount of shares sold through it as sales agent on that day, the volume-weighted average price of the shares sold and the net proceeds to us from such sales.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each Agent (with respect to itself) may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Agents and/or their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by the Agents and the Agents may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the common stock being offered will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Pepper Hamilton LLP, Philadelphia, Pennsylvania is counsel for the Agents in connection with this offering.

EXPERTS

The balance sheets of Provention Bio, Inc. as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years ended December 31, 2018 and 2017 and for the period from October 4, 2016 (inception) through December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.proventionbio.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Provention Bio, Inc.

P.O. Box 666

Oldwick, NJ 08858

Telephone number: (908) 336-0360

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s Public Reference Room and on the SEC’s website at the addresses set forth above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 19, 2019; and

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed with the SEC on May 8, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, May 30, 2019 and June 10, 2019 (other than the information furnished under Item 7.01 of Form 8-K); and

●	our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2019; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 22, 2018, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities, will also be deemed to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Statements contained in this prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

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Up to $50,000,000

Common Stock

PROSPECTUS

SVB Leerink                                           Cantor

                      , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us in connection with the sale of securities being registered. All amounts are estimates except the SEC registration fee (which has previously been paid).

SEC Registration Fee	$24,240
Legal Fees and Expenses	$50,000	*
Accounting Fees and Expenses	$25,000	*
Printing and Engraving	$10,000	*
Miscellaneous	$760	*
Total:	$110,000

* Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any amendment by stockholders or directors resolution.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act.

We have entered into indemnification agreements with all of our directors and named executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was our director, officer, employee or agent, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests.

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Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

1.2	Sales Agreement, dated August 2, 2019, by and among the Registrant, SVB Leerink LLC and Cantor Fitzgerald & Co.*

3.1	Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc., effective as of July 19, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on July 19, 2018).

3.2	Amended and Restated By-Laws of Provention Bio, Inc., effective as of July 19, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on July 19, 2018).

4.1	Specimen Certificate representing shares of common stock of Provention (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-224801) filed on June 20, 2018).

4.2	Specimen Preferred Stock Certificate.**

4.3	Form of Warrant Agreement.**

4.4	Form of Warrant Certificate.**

4.5	Form of Senior Debt Indenture.*

4.6	Form of Subordinated Debt Indenture.*

4.7	Form of Senior Note (included in Exhibit 4.5).*

4.8	Form of Subordinated Note (included in Exhibit 4.6).*

4.9	Form of Unit Agreement.**

4.10	Form of Subscription Agreement.**

5.1	Legal opinion of Lowenstein Sandler LLP.*

23.1	Consent of EisnerAmper LLP.*

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

25.1	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture.***

25.2	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture.***

*	Filed herewith.
**	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the Registrant is relying on Rule 430B:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oldwick, State of New Jersey, on this 2nd day of August, 2019.

PROVENTION BIO, INC.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashleigh Palmer and Andrew Drechsler, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashleigh Palmer	Chief Executive Officer (Principal	August 2, 2019
Ashleigh Palmer	Executive Officer), Director

/s/ Andrew Drechsler	Chief Financial Officer (Principal	August 2, 2019
Andrew Drechsler	Financial Officer, Principal Accounting Officer)

/s/ Jeffrey Bluestone	Director	August 2, 2019
Jeffrey Bluestone

/s/ Avery Catlin	Director	August 2, 2019
Avery Catlin

/s/ Anthony DiGiandomenico	Director	August 2, 2019
Anthony DiGiandomenico

/s/ Wayne Pisano	Director	August 2, 2019
Wayne Pisano

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